UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2024

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On or about January 23, 2024, Lifted Liquids, Inc. doing business as Lifted Made (“Lifted Made”), a wholly owned subsidiary of LFTD Partners Inc., entered into a Manufacturing Sales and Marketing Agreement effective as of January 20, 2024 (“Agreement”) with a wholly owned subsidiary of a large, publicly traded marijuana company that designs and sells hemp derived vape and gummy products. The Agreement is similar in many respects with two other manufacturing sales and marketing agreements entered into by Lifted Made in 2023. Our management believes that neither of the relationships with the two other collaborating companies have had a significant impact on our revenues as gross sales under neither agreement has increased Lifted Made’s revenues by more than 5%. There is no assurance that this new Agreement, with this new counterparty, will have a greater impact on our revenues than the relationships with the others; however, it may.

Services to be Provided by Lifted Made

Under the terms of the new Agreement with this new counterparty, the parties (“Parties”) have agreed that Lifted Made will serve as the exclusive manufacturer and distributor of certain 2018 Farm Bill compliant hemp derived vape products and gummy products in the formulations and to the specifications mutually agreed upon by the Parties (the “Products”). The territory for the sale of the Products is limited to the United States of Ameria (“Territory”). In addition to serving as exclusive manufacturer and distributor of the Products, Lifted Made will be responsible to sell the Products to customers (“Customers”), and to collect all payments from such Customers for the Products in the Territory during the Term (the “Services”).

Lifted Made, in its capacity as the exclusive manufacturer and distributor of the Products in the Territory during the Term, shall be an independent contractor and not an agent, representative or employee of the other party. As part of the Services, Lifted Made shall create a distribution and sub-distribution network for the sale of Products to Customers within the Territory. Neither Party shall have any right or power to represent or bind the other Party with respect to any third party.

Term

The term of the Agreement is eighteen (18) months from the effective date, renewable upon mutual written agreement of the Parties.

Marketing

Under the terms of the Agreement, the other party shall be primarily responsible for marketing the Products and shall pay the costs of such marketing. Lifted Made shall reasonably cooperate in advertising and marketing programs for the Products and shall reasonably cooperate in implementing sales, promotional and merchandising programs for the Products. All promotional discounts shall be subject to the mutual agreement of the Parties.

Quality

Under the terms of the Agreement, Lifted Made is required to use its best efforts to source materials for production of the Products at the lowest cost, provided such Products shall conform to quality standards consistent with industry standards for such products. Lifted Made is required to ensure the Products fall within certain predefined limits of heavy metals, microbial impurities, mycotoxins, residual pesticides, residual solvents and processing chemicals, as well as additional quality standards communicated to Lifted Made. Any Products failing such quality standards may be rejected. Lifted Made is also required to manufacture the Products and be responsible for all safety testing and approvals in conformity with the standards and legal requirements applicable to the manufacturing, distribution and sale of any Products and ensuring that all governmentally required reporting (including but not limited to PACT Act reporting) is accurately and timely made, and that all applicable excise taxes and sales taxes (collectively, “Excise and

Sales Taxes”) are paid. In the event of any defects in the Products, Lifted Made shall, at its sole cost and expense, either (i) refund the cost of such Product or (ii) replace the Product, such election to be at the other party’s sole discretion.

Under the terms of the Agreement, all elements of the design, manufacturing, quality, advertising and promotion of the Products shall be mutually agreed upon and approved by the Parties, and Lifted Made shall submit to the other for approval: (i) any relevant schematic designs, (ii) pre-production samples, (iii) production samples, and (iv) such other specific items as are requested by the other party in its reasonable discretion from time to time for approval, and at all times prior to production and prior to being offered for sale. Products not approved by both Parties to the Agreement shall not go on to the next stage of production and shall not be offered for sale or sold by Lifted Made.

Prices

Under the terms of the Agreement, the Parties have agreed to work together in good faith to determine the sales prices to Customers for the Products and such prices shall be subject to the Parties’ mutual agreement. The Parties have agreed to work together to enact lawful and appropriate pricing strategies, including MSRP and maximum sale prices. Lifted Made shall make good faith efforts to collect all payments in connection with sales of all Products.

Customers

Under the terms of the Agreement, the Parties have agreed to work together in good faith to determine the Customers to which Lifted Made is selling the Products, subject to Lifted Made’s reasonable discretion, provided that the Parties shall regularly evaluate sales targets, accounts receivable, bad debt, and other reasonable factors to determine which Customers to direct Product to, and the other party shall have the right, in its reasonable discretion, to reject and direct Lifted Made to stop selling to a Customer in the event it deems necessary upon advanced notice to Lifted Made.

Forecasting

Under the terms of the Agreement, the Parties have agreed to meet monthly to review Products, discuss predicted order volumes, review pricing to Customers, plan marketing and sales efforts, discuss expansion into other states within the Territory, and evaluate additional potential Customers. The Parties shall also use such meetings to agree upon the quantities of raw materials, ingredients and supplies to produce the Products.

Purchase Orders

Under the terms of the Agreement, the other party shall initiate all Purchase Orders. Lifted Made has the right, in its sole discretion, to accept or reject any Purchase Order. Lifted Made may accept any Purchase Order by confirming the order via written confirmation and written invoice sent by an authorized agent of Lifted Made, including estimated completion date of the Products contemplated by such Purchase Order.

Excess Demand

Under the terms of the Agreement, in the event the Parties reasonably determine, after good faith discussions, that Lifted Made cannot accept the volume of Purchase Orders and anticipated demand for the future production of Products at any point during the Term of this Agreement (or in the event Lifted Made rejects a Purchase Order), the Agreement’s exclusivity shall be automatically waived by Lifted Made, but only to the extent of such excess demand as reasonably determined by the Parties after good faith discussions. In such a case, the other party shall have the right to work with any manufacturer, in its sole discretion, to meet such excess demand expectations.

Costs of Purchase Order

Under the terms of the Agreement, upon Lifted Made’s acceptance of a Purchase Order, Lifted Made is entitled to invoice the other party for 50% of the costs of the Purchase Orders with net 15-day terms. Lifted Made may only use the 50% down payment for placing orders for materials and production costs, including lab testing, associated with the accepted Purchase Order and for no other purpose. Once the Products are completed and are ready for shipment to Customers, Lifted Made is entitled to invoice the other party for the remaining 50% of the costs of the Purchase Orders with net 15-day terms.

Cost Recovery and Royalty

Under the terms of the Agreement, once sales of the Products begin, Lifted Made is required to use all revenue from the sale of the Products (less returns, discounts, refunds, etc.) (“Adjusted Gross Revenue”) until the other party has been repaid the cost of the Purchase Order. Thereafter, the Parties shall divide the remaining Adjusted Gross Revenue 60/40, with 40% of that Adjusted Gross Revenue going to Lifted Made (the “Royalty”).

Warranty

Under the terms of the Agreement, Lifted Made represents and warrants (i) that the Products, packaging and labels to be used in the Territory shall comply with all applicable laws, rules and regulations in those US states where sales of such Products are legal; (ii) that the Products shall comply with all federal, state or local laws and regulations relating to the Products’ quality, dosage, labeling, identity, quantity, or packaging; (iii) that the Products will not be adulterated or misbranded within the meaning of any applicable federal or state law or regulation, and will contain all necessary warnings, disclosures or instructions, in each case, pursuant to all applicable laws, rules and regulations; (iv) all third parties Lifted Made engages in connection with the manufacturing, distribution and sale of the Product (e.g., sub-distributors) adhere to all applicable laws, rules and regulations, including without limitation those regarding the importation, child and/or oppressive labor, and the regulation of controlled substances and 2018 Farm Bill; and (v) all Products shall be free from defects in material and workmanship and fit for their intended purpose.

Indemnification

Under the terms of the Agreement, Lifted Made agreed to indemnify the other party for (i) harm, injury, damage or loss arising out of or in connection with the Services, production and manufacture, distribution and/or sale of the Products (including by any third parties engaged by Lifted Made (e.g., sub-distributors)); (ii) harm, injury, damage or loss arising out of or in connection with the use of the Products by any Customer or end-user, to the extent such harm, injury, damage or loss results from a defect in the Products; (iii) any uncured material breach by Lifted Made of any provision hereof; (iv) any violation of any applicable law or government regulation by Lifted Made or any third party engaged by Lifted Made in connection with the Products; and (v) any recall or withdrawal of a Product in accordance with this Agreement. Notwithstanding the forgoing, Lifted Made shall have no indemnification obligation hereunder pursuant to clauses (i), (ii) or (iii) above if such recall, withdrawal or defect arises out of or relates to any misuse, mishandling, or improper storage of, or damage caused to, the Products by anyone other than Lifted Made or its manufacturers/producers, Customers, or any third party engaged by Lifted Made in connection with the Products.

Insurance

During the Term of the Agreement, each Party, at its own expense, is required to procure and maintain in full force and effect its own insurance policy or policies against any loss, liability, product liability, personal injury, death, or property damage, and shall provide certificates of insurance evidencing such coverage to the other Party promptly upon request. Such coverage shall include (1) Comprehensive Commercial General Liability Insurance with limits of $1,000,000 per occurrence and $2,000,000 in aggregate; (2) Worker’s Compensation Insurance in limits required by applicable law; and (3) Product Liability Insurance with minimum limits of $1,000,000 per occurrence and $2,000,000 in aggregate. GL and Product Liability policies shall name the other Party as an additionally insured party.

Termination

At any time during the Term of the Agreement, either party has the option, but not the obligation, to terminate this Agreement at any time, effective upon written notice, in the event the other Party has defaulted on any of its obligations under this Agreement and such default is not cured within thirty (30) days after receipt of written notice specifying the default.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC..

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: January 29, 2024